Exhibit 4(b)(i)

REGISTERED
No. FXR-
CUSIP NO.

                              PHH CORPORATION
                              MEDIUM-TERM NOTE
                                (FIXED RATE)

      If this Debt Security is registered in the name of The Depository Trust Company (the "Depositary") (55 Water Street, New York, New York) or its nominee, this Debt Security may not be transferred except as a whole by the Depositary to a nominee of the Depositary or by a nominee of the Depositary to the Depositary or another nominee of the Depositary or by the Depositary or any such nominee to a successor Depositary or a nominee of such successor Depositary unless and until this Debt Security is exchanged in whole or in part for Debt Securities in definitive form. Unless this certificate is presented by an authorized representative of the Depositary to the Issuer or its agent for registration of transfer, exchange or payment, and any certificate issued is registered in the name of Cede & Co. or such other name as requested by an authorized representative of the Depositary and any payment is made to Cede & Co., ANY TRANSFER, PLEDGE OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL since the registered owner hereof, Cede & Co., has an interest herein.

ORIGINAL ISSUE DATE:                        PRINCIPAL AMOUNT AND
                                            CURRENCY OR CURRENCY UNIT:

                                            OPTION TO RECEIVE PAYMENTS
                                            IN SPECIFIED CURRENCY:
                                            YES: ___    NO: ___

INTEREST RATE:                              MATURITY DATE:

REDEMPTION PROVISIONS, IF ANY:              REPAYMENT PROVISIONS, IF ANY:

      REDEEMABLE ON OR AFTER:               OPTIONAL REPAYMENT DATE:
      INITIAL REDEMPTION PERCENTAGE:        OPTIONAL REPAYMENT PRICE:
      ANNUAL REDEMPTION PERCENTAGE
      REDUCTION:

OTHER PROVISIONS:                           EXCHANGE RATE AGENT:

      If this Debt Security is issued with original issue discount, the following information is supplied for purposes of Sections 1273 or 1275 of the Internal Revenue Code: Issue Price (for each $1,000 principal amount):
$ ; Original Issue Discount Under Section 1272 of the Internal Revenue Code (for each $1,000 principal amount): $ ; Yield To Maturity: ; Method Used to Determine Yield To Maturity For Short Accrual Period of
to    :; and Original Issue Discount for Short Accrual Period of
to    :

      PHH CORPORATION, a corporation duly organized and existing under the laws of the State of Maryland (herein called the "Corporation"), for value received, hereby promises to pay to Cede & Co. or registered assigns the principal sum set forth above in the currency set forth above (any currency or currency unit other than U.S. dollars being hereinafter referred to as a "Specified Currency"), on the Stated Maturity shown above (the "Maturity Date"), in such coin or currency specified above as at the time of payment shall be legal tender for the payment of public and private debts, and to pay interest thereon from the Original Issue Date shown above or from the most recent Interest Payment Date to which interest has been paid or duly provided for, semi-annually on February 15 and August 15 in each year (the "Interest Payment Dates"), unless otherwise provided above, commencing with the Interest Payment Date immediately following the Original Issue Date shown above, and on the Maturity Date, at the interest rate per annum shown above until the principal hereof is paid or made available for payment; provided, however, that if the Original Issue Date shown above is after a Regular Record Date and on or before the immediately following Interest Payment Date, interest payments will commence on the Interest Payment Date following the next succeeding Regular Record Date to the person in whose name this Note is registered in the security register (the "Security Register") of the Corporation (the "Holder") on such next succeeding Regular Record Date and provided, further, that, unless the Holder hereof is entitled to make, and has made, a Specified Currency Payment Election (as hereinafter defined) with respect to one or more such payments, the Corporation will make all such payments in U.S. dollars in amounts determined as set forth below. The interest so payable, and punctually paid or duly provided for, on any Interest Payment Date will, as provided in the
Indenture dated as of [     ] (hereinafter called the "Indenture"), between
the Corporation and Bank One, N.A., as trustee (hereinafter called the "Trustee", which term includes any successor trustee under the Indenture), be paid to the Person in whose name this Note (or one or more Predecessor Securities) is registered at the close of business on the Regular Record Date for such interest, which shall be the January 31 or July 31 (whether or not a Business Day), as the case may be, next preceding such Interest Payment Date; provided, however, that interest payable at the Maturity Date will be paid to the Person to whom said principal sum is payable. Any interest not so punctually paid or duly provided for will forthwith cease to be payable to the Holder on such Regular Record Date and may either be paid to the Person in whose name this Note (or one or more Predecessor Securities) is registered at the close of business on a Special Record Date for the payment of such Defaulted Interest to be fixed by the Trustee, notice whereof shall be given to Holders of Securities not less than 10 days prior to such Special Record Date, or be paid at any time in any other lawful manner not inconsistent with the requirements of any securities exchange on which the Notes may be listed, and upon such notice as may be required by such exchange, all as more fully provided in the Indenture.

      Payment of the principal of (and premium, if any) and any interest on this Note due to the Holder hereof at the Maturity Date will be made in immediately available funds, upon surrender of this Note at the offices of the Trustee, 14 Wall Street, Eighth Floor, New York, New York 10005, provided that the Note is presented to the Trustee or its agent in time for the Trustee to make such payments in such funds in accordance with its normal procedures. Payment of interest on this Note due on any Interest Payment Date (other than interest on this Note due to the Holder hereof at Maturity) will be made by check mailed to the address of the person entitled thereto at the Holder's last address as it appears on the Security Register. Payments of principal, premium if any, and interest on Global Notes will be made to the Depositary by wire transfer, either in same day funds or in next day funds. Notwithstanding the foregoing, a Holder of $10,000,000 or more in aggregate principal amount of Notes of like tenor and term shall, upon written request, be entitled to receive payments of interest (other than interest on said Notes due to the Holder at Maturity) by wire transfer to an account maintained by such Holder with a bank located in the United States of America.

      Any such designation for wire transfer purposes shall be made by filing the appropriate information with the Trustee at its office, 14 Wall Street, Eighth Floor, New York, New York 10005, on or prior to the Regular Record Dates relating to the applicable Interest Payment Dates and any such designation made with respect to any Note by a registered Holder shall remain in effect with respect to any further payments with respect to this Note payable to such Holder unless revoked or changed by written instructions received by the Trustee from such Holder, provided that any such written revocation or change which is received by the Trustee after a Regular Record Date and before the related Interest Payment Date shall not be effective with respect to such Interest Payment Date.

      If this Note is denominated in a Specified Currency, payment of the principal of (and premium, if any) and any interest due on this Note will be made in Specified Currency provided that the Holder hereof is entitled to make, and has made, a Specified Currency Payment Election with respect to such payments, the Exchange Rate Agent is able to convert such payments as provided below, the Specified Currency is not unavailable due to the imposition of exchange controls or other circumstances beyond the control of the Corporation and the Specified Currency is used by the government of the country issuing such currency or for the settlement of transactions by public institutions of or within the international banking community. Unless otherwise specified, if this Note is denominated in a Specified Currency, the Holder hereof may elect to receive payments of principal of (and premium, if any) and interest in such Specified Currency (a "Specified Currency Payment Election") by delivery of a written request for such payment to the principal office of the Trustee, 14 Wall Street, Eighth Floor, New York, New York 10005, on or prior to the Regular Record Date or at least fifteen days prior to the Maturity Date, as the case may be. Such request may be in writing (mailed or hand delivered) or by cable, telex or other form of facsimile transmission. A Holder of a Foreign Currency Note may elect to receive payment in the Specified Currency for all principal, premium, if any, and interest payments and need not file a separate election for each payment. Such election will remain in effect until revoked by written notice to the Trustee, 14 Wall Street, Eighth Floor, New York, New York 10005, but written notice of any such revocation must be received by the Trustee on or prior to the Regular Record Date or at least fifteen days prior to the Maturity Date, as the case may be.

      In the event of an official redenomination of a foreign currency or currency unit, the obligations of the Corporation with respect to payments hereunder denominated or payable in such foreign currency or currency unit shall, in all cases, be deemed immediately following such redenomination to provide for payment of that amount of redenominated currency representing the amount of such obligations immediately before such redenomination. In no event, however, shall any adjustment be made to any amount payable hereunder as a result of any change in the value of such foreign currency or currency unit relative to any other currency due solely to fluctuations in exchange rates.

      If any Interest Payment Date or the Maturity Date (or date of redemption or repayment) of this Note would fall on any day which is not a Business Day (as defined below), the payment of interest and principal (and premium, if any) need not be made on such day, but may be made on the next succeeding Business Day with the same force and effect as if made on the due date and no interest shall accrue for the period from and after such date.

      This Note is one of a duly authorized issue of securities of the Corporation (hereinafter called the "Securities"), issued and to be issued in one or more series under the Indenture, to which Indenture and all indentures supplemental thereto reference is hereby made for a description of the respective rights, obligations, duties and immunities thereunder of the Corporation, the Trustee and the holders of the Securities and of the terms upon which the Securities are, and are to be, authenticated and delivered. As provided in the Indenture, the Securities may be issued in one or more series, which different series may be issued in various aggregate principal amounts, may mature at different times, may bear interest, if any, at different rates, may be subject to different redemption provisions, if any, may be subject to different sinking, purchase or analogous funds, if any, may be subject to different covenants and events of default, and may otherwise vary as in the Indenture provided or permitted. This Note is one of a series of the Securities, which series is unlimited in aggregate principal amount and is designated as the Medium-Term Notes (the "Notes") of the Corporation, of which series the Corporation initially has designated $3,000,000,000 aggregate principal amount, or the equivalent thereof in foreign currencies or currency units. The Notes may be issued from time to time in various principal amounts and currencies or currency units, mature at different times, bear interest, if any, at different rates, be redeemable at different times or not at all, and may have other terms as may be designated with respect to a Note.

      Interest payments for this Note will include interest accrued to but excluding the Interest Payment Dates. Interest payments for this Note shall be computed and paid on the basis of a 360-day year of twelve 30-day months, unless otherwise provided above.

      If this Note is denominated in a Specified Currency, unless the Holder hereof has elected otherwise, payment in respect of a Foreign Currency Note shall be made in U.S. dollars based upon the exchange rate as determined by the Exchange Rate Agent based on the quotation for such non-U.S. dollar currency or composite currency appearing at approximately 11:00 a.m., New York City time, on the second Business Day (as defined below) preceding the applicable date of payment, on the bank composite or multi-contributor pages of the Telerate Monitor Foreign Exchange Service (or, if such service is not then available to the Exchange Rate Agent, the Reuters Monitor Foreign Exchange Service or, if neither is available, on a comparable display or in a comparable manner as the Corporation and the Exchange Rate Agent shall agree), for the first three banks (or two, if three are not available), in chronological order, appearing on a list of banks agreed to by the Corporation and the Exchange Rate Agent prior to such second Business Day, which are offering quotes. The Exchange Rate Agent shall then select from among the selected quotations in a manner specified in the applicable Pricing Supplement. If fewer than two bids are available, then such conversion will be based on the Market Exchange Rate (as defined below) as of the second Business Day preceding the applicable payment date. "Business Day" means any day, other than a Saturday or Sunday, that meets each of the following applicable requirements: the day is (a) not a legal holiday or a day on which banking institutions are authorized or required by law or regulation to be closed in the City of New York and (b) if the Note is denominated or payable in a Specified Currency other than U.S. dollars, (i) not a day on which banking institutions are authorized or required by law or regulation to close in the major financial center of the country issuing the Specified Currency (which in the case of ECU shall include the financial center of each country that issues a component currency of the ECU) and (ii) a day on which banking institutions in such financial center are carrying out transactions in such Specified Currency. "Market Exchange Rate" means the noon U.S. dollar buying rate in the City of New York for cable transfers of the relevant currency as certified for customs purposes by the Federal Reserve Bank of New York. If no Market Exchange Rate as of the second Business Day preceding the applicable payment date is available, payments will be made in the Specified Currency, unless such Specified Currency is unavailable due to the imposition of exchange controls or to other circumstances beyond the Corporation's control, in which case payment will be made in U.S. dollars. All currency exchange costs will be borne by the Holders of such Notes by deductions from such payments.

      Unless otherwise indicated above, this Note may not be redeemed by the Corporation prior to Maturity. If so indicated above, this Note may be redeemed on any date on or after the date set forth above, either in whole or in part, at the option of the Corporation, at a redemption price equal to the product of the principal amount of this Note to be redeemed multiplied by the Redemption Percentage. The Redemption Percentage shall initially equal the Initial Redemption Percentage specified above, and shall decline at each anniversary of the initial date that this Note is redeemable by the amount of the Annual Redemption Percentage Reduction specified above, until the Redemption Percentage is equal to 100%.

      If this Note is subject to redemption, notice of redemption shall be mailed to the registered Holders of the Notes designated for redemption at their addresses as the same shall appear in the Security Register not less than 30 and not more than 60 days prior to the date of redemption, subject to all conditions and provisions of the Indenture. In the event of redemption of this Note in part, a new Note for the amount of the unredeemed portion hereof shall be issued in the name of the Holder hereof upon the cancellation hereof.

      Unless otherwise indicated above, this Note may not be repaid prior to Maturity. If so indicated above, this Note may be payable prior to Maturity at the option of the Holder on the Optional Repayment Dates shown above at a price equal to 100% of the principal amount to be repaid, together with accrued interest to the date of repayment. In order for this Note to be repaid, the Trustee must receive at least 30 but not more than 45 days prior to an Optional Repayment Date (i) this Note with the form below entitled "Option to Elect Repayment" duly completed; or (ii) a telegram, telex, facsimile transmission or letter from a member of a national securities exchange or the National Association of Securities Dealers, Inc. or a commercial bank of trust company in the United States of America setting forth the name of the Holder of this Note, the principal amount of the Note to be repaid, the certificate number or a description of the tenor and terms of this Note, a statement that the option to elect repayment is being exercised thereby and a guarantee that this Note with the form below entitled "Option to Elect Repayment" duly completed will be received by the Trustee not later than five Business Days after the date of such telegram, telex, facsimile transmission or letter. If the procedure described in clause (ii) of the preceding sentence is followed, this Note with form duly completed must be received by the Trustee by such fifth Business Day. Any tender of this Note for repayment shall be irrevocable. The repayment option may be exercised by the Holder of this Note for less than the entire principal amount of the Note provided that the principal amount of this Note remaining outstanding after repayment is an authorized denomination. Upon such partial repayment, this Note shall be cancelled and a new Note or Notes for the remaining principal amount hereof shall be issued in the name of the Holder of this Note.

      If an Event of Default with respect to Notes of this series shall occur and be continuing, the principal of the Notes of this series may be declared due and payable in the manner and with the effect provided in the Indenture.

      The Indenture permits, with certain exceptions as therein provided, the amendment or supplementing thereof and the modification of the rights and obligations of the Corporation and the rights of the holders of the Securities of each series to be affected under the Indenture at any time by the Corporation and the Trustee with the consent of the holders of not less than a majority in principal amount of the Securities at the time outstanding of each series to be affected. The Indenture also contains a provision permitting the holders of not less than a majority in aggregate principal amount of the Securities of any series at the time outstanding, on behalf of the holders of all Securities of such series, to waive any past defaults under the Indenture with respect to such series of Securities and their consequences. Any such consent or waiver by the Holder of this Note shall be conclusive and binding upon such Holder and upon all future Holders of this Note and of any Note issued upon the registration of transfer hereof or in exchange herefor or in lieu hereof, whether or not notation of such consent or waiver is made upon this Note.

      As set forth in, and subject to, the provisions of the Indenture, no Holder of any Note of this series will have any right to institute any proceeding with respect to the Indenture or for any remedy thereunder, unless such Holder shall have previously given to the Trustee written notice of a continuing Event of Default with respect to this series, the Holder of not less than 25% in principal amount of the Notes of this series at the time outstanding shall have made written request, and offered reasonable indemnity, to the Trustee to institute such proceeding as trustee, and the Trustee shall not have received from the Holders of a majority in principal amount of the Notes of this series at the time outstanding a direction inconsistent with such request and shall have failed to institute such proceeding within 60 days, provided, however, that such limitations do not apply to a suit instituted by the Holder hereof for the enforcement of payment of the principal of (and premium, if any) or interest on this Note on or after the respective due date expressed herein.

      No reference herein to the Indenture and no provision of this Note or of the Indenture shall alter or impair the obligation of the Corporation, which is absolute and unconditional, to pay the principal of (and premium, if any) and interest on this Note at the times, places and rate herein prescribed.

      As provided in the Indenture and subject to certain limitations therein set forth, the transfer of this Note is registrable in the Security Register, upon surrender of this Note for registration of transfer at the office or agency of the Corporation in any place where the principal of (and premium, if any) and interest on this Note are payable, duly endorsed by, or accompanied by a written instrument of transfer in form satisfactory to the Corporation and the Security Registrar duly executed by, the Holder hereof or his attorney duly authorized in writing, and thereupon one or more new Notes of this series of like tenor and of authorized denominations and for the same aggregate principal amount, will be issued to the designated transferee or transferees. As provided in the Indenture and subject to certain limitations therein set forth, this Note is exchangeable for the same aggregate principal amount of Notes of like tenor and of authorized denominations, as requested by the Holder surrendering the same.

      No service charge shall be made for any such registration of transfer or exchange, but the Corporation may require payment of a sum sufficient to cover any tax or other governmental charge payable in connection therewith.

      The Securities of this series are issuable only in registered form without coupons in denominations of $1,000 and any integral multiple of $1,000 in excess thereof (or in the case of Securities denominated in a Specified Currency, in such minimum denomination not less than the equivalent of $1,000 in such Specified Currency on the basis of the Market Exchange Rate).

      Prior to due presentation of this Note for registration of transfer, the Corporation, the Trustee and any agent of the Corporation or the Trustee may treat the Person in whose name this Note is registered as the owner hereof for all purposes, whether or not this Note is overdue and neither the Corporation, the Trustee nor any such agent shall be affected by notice to the contrary.

      The Indenture and this Note shall be governed by and construed in accordance with the laws of the State of New York.

      All terms used in this Note which are defined in the Indenture shall have the meanings assigned to them in the Indenture.

      This Note shall not be valid or become obligatory for any purpose until the Certificate of Authentication hereon shall have been signed by an authorized officer of the Trustee or its duly authorized agent under the Indenture.


      IN WITNESS WHEREOF, PHH CORPORATION has caused this instrument to be signed by its duly authorized officers, and has caused its corporate seal or a facsimile thereof to be affixed hereto or imprinted hereon.


Dated:




                  TRUSTEE'S CERTIFICATE OF AUTHENTICATION

      This is one of the Securities of the series designated herein issued under the within- mentioned Indenture.


                                          PHH CORPORATION


                                          By:____________________________
                                             Title:

BANK ONE, N.A., as Trustee
                                          Attest:

By:_________________________________      _______________________________
      Authorized Signatory                Title: Assistant Secretary

      [SEAL]




                              ASSIGNMENT FORM

FOR VALUE RECEIVED, the undersigned hereby sell(s), assign(s) and transfer(s) unto

Please Insert Social Security __________________________
Other Identifying Number of As__________________________

      Please Print or Typewrite Name and Address Including Postal Zip Code of Assignee
___________________________________________________________________________
___________________________________________________________________________
the within Note of PHH CORPORATION and does hereby irrevocably constitute and appoint________________________________________________________________
attorney to transfer the said Note on the books of the Corporation, with full power of substitution in the premises.

Dated:__________________     Your Signature:_______________________________
                                            NOTICE: The signature to this
                                            assignment must correspond with
                                            the name as written upon the
                                            within instrument in every
                                            particular, without alteration
                                            or enlargement or any change
                                            whatever.




                         OPTION TO ELECT REPAYMENT

      The undersigned hereby irrevocably requests and instructs the Corporation to repay $ principal amount of the within Note, pursuant to its terms, on the "Optional Repayment Date" first occurring after the date of receipt of the within Note as specified below, together with Interest thereon accrued to the date of repayment, to the undersigned at
___________________________________________________________________________
___________________________________________________________________________
         (Please Print or Type Name and Address of the Undersigned)

and to issue to the Undersigned, pursuant to the terms of the Indenture, a new Note or Notes representing the remaining principal amount of this Note, if any.

      For the Option to Elect Repayment to be effective, this Note with the Option to Elect Repayment duly completed must be received by the Corporation within the relevant time period set forth above at the offices of the Trustee, at 14 Wall Street, Eighth Floor, New York, New York 10005.


Dated:_______________              ____________________________________
                                   NOTICE: The signature to this Option
                                   to Elect Repayment must correspond
                                   with the name as written upon the
                                   within Note in every particular
                                   without alteration or enlargement or
                                   any change whatsoever.



      FOR VALUE RECEIVED, the undersigned hereby sell(s), assign(s) and transfer(s) unto

Please Insert Social Security __________________________
Other Identifying Number of As__________________________

      Please Print or Typewrite Name and Address Including Postal Zip Code of Assignee
___________________________________________________________________________
___________________________________________________________________________
the within Note of PHH CORPORATION and does hereby irrevocably constitute and appoint________________________________________________________________
attorney to transfer the said Note on the books of the Corporation, with full power of substitution in the premises.


Dated:__________________     Your Signature:_______________________________
                                            NOTICE: The signature to this
                                            assignment must correspond with
                                            the name as written upon the
                                            within instrument in every
                                            particular, without alteration
                                            or enlargement or any change
                                            whatever.